CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated February 24, 2009 on Money Market Series and Government Securities Series for the fiscal year ended December 31, 2008 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 2-52718 and 811-2557of Dreyfus Money Market Instruments, Inc.

ERNST&YOUNGLLP

New York, New York April 27, 2009